SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON DC  20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                      Date of Report: December 12, 2001
                      ---------------------------------
                      (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter




        Colorado                  0-19333                 84-1176672
------------------------    ---------------------    -------------------
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                     Identification No.)




             18 East 50th Street 10th Floor New York, NY 10022
           -----------------------------------------------------
           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622

















ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 15, 2002, Bion Environmental Technologies, Inc. ("Bion," "we" or "us") issued 19,000,000 shares of our restricted common stock to Centerpoint Corporation, a publicly held Delaware corporation ("Centerpoint"), that has not been current in its filings with the Securities and Exchange Commission since it ceased business activities after the sale of its motorcycle business approximately two years ago, in exchange for approximately $8.5 million in cash and the assignment of certain claims and other rights owned by Centerpoint. The 19,000,000 shares currently held by Centerpoint represent approximately 36.2% of our currently outstanding common stock. Immediately upon consummation of the transaction with Centerpoint, we purchased a 57.7% majority interest in Centerpoint from its Italian parent, OAM, S.p.A. ("OAM") by issuing 1,000,000 additional shares to OAM, a warrant to purchase an additional 1,000,000 shares, paying $3.7 million of the cash and reassigning all of the other assets that we obtained from Centerpoint.

     As a net result of these two transactions, we obtained $4.8 million in cash and own a majority of Centerpoint's currently issued and outstanding shares. During 2002, we intend to file a registration statement to allow Centerpoint to distribute to its stockholders the 19 million shares that we issued to it in connection with the financing. We expect the distribution to occur during the second half of calendar 2002. When that distribution occurs, approximately 11 million of our shares will be distributed back to us and cancelled. After we cancel these shares, the two transactions will have resulted in a net increase of approximately 9 million of our issued and outstanding shares, which includes one million shares issued by us to OAM as partial consideration for our obtaining control of Centerpoint.

     Centerpoint had owned the Moto Guzzi motorcycle business which it sold in August 2000. Since that time it had been seeking an investment opportunity for the cash it received from the sale.

     Other than seeking an investment opportunity, Centerpoint has been inactive since August 2000. After giving effect to the January 15, 2002 transactions, Centerpoint's primary asset is 19,000,000 shares of our common stock. Centerpoint plans to distribute the 19,000,000 shares to its shareholders upon effectiveness of a registration statement to be filed with the Securities and Exchange Commission. Centerpoint currently has only minimal cash, no other significant assets and no business operations. Centerpoint does continue to hold 35% of the rights to a litigation claim and an escrow account which are carried on Centerpoint's books at no value.

     David Mitchell, our CEO and a Director, is also a founder, stockholder and option holder of Centerpoint, and currently serves as its President and a director. Bill Speir, who was a director of Centerpoint prior to January 25, 2002, also serves on our advisory board. Prior to this transaction, Howard Chase, who became a director of Bion on January 21, 2002, served on the board of directors of Centerpoint. Effective January 15, 2002, however, he resigned his position as a director of Centerpoint.

     A copy of the Subscription Agreement with Centerpoint is attached as
Exhibit 10.1.

     A copy of the OAM Stock Purchase Agreement is attached as Exhibit 10.2



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ITEM 5.  OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION AS A RESULT OF CENTERPOINT TRANSACTIONS. The transactions involving Centerpoint described under Item 2 of this Form 8-K caused the automatic conversion of more than $14.2 million in outstanding convertible debt which will result in our issuance of slightly in excess of 19 million additional shares of our Common Stock. All of this debt was automatically converted into shares of our Common Stock in accordance with the terms of the various debt instruments at a conversion rate of $0.75 per share, which is the same price for which we sold shares to Centerpoint. Salvador Zizza (a Director), Andrew Gould (a Director), Jere Northrop (our Chief Technical Officer and a Director), Mark Smith, his wife and entities related to him, D2 and D2 Trust(both of which entities are affiliates of David Mitchell, our CEO and Director) owned convertible debt instruments that were converted into shares of our Common Stock as a result of the transaction with Centerpoint. The following table sets forth the amounts of principal and interest converted and the number of shares issued to these persons:

                                        Amount of Prin-       Number of
              Name                    cipal and Interest      of Shares
              ----                    ------------------      ---------

Salvatore Zizza                          $  163,839              218,453
Andrew Gould                             $    8,350               11,134
Jere Northrop                            $  504,461              672,616
Mark Smith:
   Mark A. Smith Rollover IRA            $  393,567              524,743
   Kelly Smith Rollover IRA              $  339,870              453,161
   Dublin Holding                        $3,682,944            4,910,593
David Mitchell:
   D2Co., LLC                            $  395,493              527,326
   Trust for D2Co., LLC                  $  270,477              360,636

     As a result of these transactions and the repayment of debt to our affiliates from the proceeds, we are now debt-free (with the exception of trade payables), have 52,671,128 shares outstanding (including the approximately 11 million shares that will be returned to us for cancellation as a Centerpoint stockholder when the shares we issued to Centerpoint are distributed) and have in excess of $3.5 million in cash. See Exhibit 99.3 for our capital structure as of January 24, 2002.

     (b) CHANGES IN OUR OFFICERS AND DIRECTORS. The following changes in our management at the Board of Directors level were either adopted or ratified by us at our Board of Directors meetings in December and January:

     - We accepted the resignation of Joseph Wright as a member of our Board of Directors. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

     - Mark Smith tendered his resignation from our Board of Directors and as our Secretary, to be effective January 31, 2002. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. Mr. Smith will continue to provide consulting services to us from time to time as requested by our management.

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     -  We added Howard Chase to our Board of Directors.

     (c) CHANGES IN THE "LINE" MANAGEMENT. The following additional changes have been made in the day-to-day management of Bion and its subsidiaries:

     - Effective February 1, 2002, James Morris will become the Chief Technical Officer of the Company and he received an option to purchase 120,000 shares at an exercise price of $1.10 per share until December 31, 2004.

     - Effective February 1, 2002, George Bloom will become the Chief Operating Officer of our Bion Technologies, Inc. subsidiary, and he also received an option to purchase 120,000 shares at an exercise price of $1.10 per share until December 31, 2004.

     - Effective February 1, 2002, Dominic Bassani will become Director of Product Development and Planning for our Bion Technologies, Inc. subsidiary, and also will continue to serve as the Vice President of Operations in our BionSoil, Inc. subsidiary.

     - Effective January 15, 2002, Craig Scott rejoined us as a full time employee in the capacity of our Director of Shareholder Relations. An existing 169,445 options held by him were extended until December 31, 2003, with a reduced exercise price of $1.25 per share. Additionally, Mr. Scott was granted an option to purchase 10,000 shares at $1.50 per share, an option to purchase 20,000 shares at $2.00 per share and an option to purchase 20,000 shares at $2.50 per share, all of which are exercisable until December 31, 2003.

     (d) RESTRUCTURING OF WARRANTS. As a result of the transactions involving Centerpoint described in Item 2 of this Form 8-K, effective January 15, 2002 we amended the terms of our J Warrants were amended pursuant to existing agreements as follows:

     - the exercise price was changed to $.60 and the call price was changed to $1.40.

     - the terms of the J Warrants issued to brokers as compensation in connection with our 2000 Convertible Bridge Note private placement were changed to an exercise price of $.75 with a call price of $1.50.

     See Exhibit 99.1 for our capital structure as of January 24, 2002.

Certain of our affiliates hold J Warrants. In particular, Salvatore Zizza (a Director) holds J Warrants to purchase 44,550 shares; Andrew Gould (a Director) holds J Warrants to purchase 2,363 shares; and D2Co., LLC (which is controlled by David Mitchell, our CEO and a Director) holds J Warrants to purchase 30,000 shares.

     (e) ISSUANCE OF BROKERS' WARRANTS. In conjunction with the conversion of certain of our 2000 Convertible Bridge Notes effective January 15, 2002 pursuant to their existing agreements with us, we issued 308,264 warrants to unaffiliated brokers. These warrants are exercisable at a price of $1.50 per share until December 31, 2004 with a call price of $3.50.

                                       4



     (f) D2CO., LLC AGREEMENTS. As a result of the transactions involving Centerpoint described in Item 2 of this Form 8-K, effective January 15, 2002, in accordance with the terms of an existing agreement with D2CO, LLC, Southview, Inc. and Atlantic Partners, LLC, all of which are affiliates of David Mitchell, our President and CEO (collectively, "D2"), we amended the SV1 and SV2 Warrants held by D2 so that warrants now provide for the purchase, in the aggregate, of 10,373,427 shares of our common stock at a purchase price of $.75. All other terms of the SV1 and SV2 Warrants remain the same.

     (g) MODIFICATION OF CERTAIN OPTIONS HELD BY EMPLOYEES AND DIRECTORS. Effective January 15, 2002, all of the options having an exercise price in excess of $1.50 per share that are held by fourteen of our employees and two of our Directors, Zizza and Gould, were reduced to $1.10 per share. As a result, we reduced the exercise price of options to purchase an aggregate of 636,725 shares.

     (h) NEW OPTIONS ISSUED TO DIRECTORS AND SHARES ISSUED TO EMPLOYEES. On January 21, 2002, we issued the following options to our Directors and shares to our employees:

     - Mark Smith, a Director, received an option to purchase 25,000 shares at an exercise price of $1.10 per share until December 31, 2004;

     - Jere Northrop, a Director, received an option to purchase 25,000 shares at an exercise price of $1.10 per share until December 31, 2003; and

     - The 100,000 "J" Warrants held by Sal Zizza, a Director, were can-celled and he was issued an option to purchase 100,000 shares under our Incentive Plan at an exercise price of $1.10 until December 31, 2004.

     - We granted employee bonuses to fifteen of our employees in the aggregate amount of $112,650, all of which were paid in shares of our Common Stock valued at $1.25 per share.

     (i) On December 12, 2001, we entered into an agreement with The Scotts Company ("Scotts") under which we have agreed to give Scotts an exclusive right to evaluate our technologies in the worldwide consumer lawns and gardens markets for a period of twelve months. During this period, Scotts will conduct efficacy testing; research and development and/or consumer research on our technologies, and if the testing and research are satisfactory to Scotts, will work with Bion to develop a business plan for selling products using our technologies in the referenced markets.

     A copy of the Scotts agreement is attached as Exhibit 10.3.

     (j) We have recently issued two press releases, copies of which are attached as Exhibits 99.2 and 99.3, respectively.








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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS. The financial statements of Centerpoint Corporation will be filed by amendment.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information will be filed by amendment.

     (c) EXHIBITS. Listed below are the exhibits filed as a part of this report.

      Exhibit
      Number       Description
      -------      -----------

      10.1         Subscription Agreement with Centerpoint Corporation*

      10.2         OAM Stock Purchase Agreement*

      10.3         Agreement with The Scotts Company*

      99.1         Capital Structure as of January 24, 2002*

      99.2         Press release dated January 15, 2002*

      99.3         Press release dated January 29, 2002*
_______________

* Previously filed.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.



Date: January 30, 2002           By: /s/ David J. Mitchell
                                     -------------------------------------
                                     David J. Mitchell, President and
                                     Chief Executive Officer









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